Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

SUBSIDIARIES:

NetApp UK Ltd.

NetApp France SAS

NetApp Italia Srl.

NetApp GmbH (Germany)

NetApp Japan KK

NetApp Korea, Ltd.

Network Appliance (Shanghai) Commercial Co., Ltd.

Network Appliance (Sales) Limited (Ireland)

NetApp Switzerland GmbH

NetApp B.V. (Netherlands)

NetApp Austria GesMBH

NetApp Spain Sales S.L.

NetApp Global Ltd. (Bermuda)

NetApp Denmark ApS

NetApp Australia Pty. Ltd.

NetApp Mexico S. de R.L. de C.V.

NetApp Singapore Pte. Ltd.

Network Appliance (Malaysia) Sdn Bhd

NetApp Systems India Private Ltd.

Network Appliance Argentina Srl

Network Appliance Brasil Ltd.

NetApp Canada Ltd.

NetApp Belgium BVBA

NetApp Israel Sales Ltd.

NetApp Israel R&D, Ltd.

NetApp Poland Sp. z.o.o.

NetApp U.S. Public Sector, Inc.

NetApp South Africa (Pty) Limited

Network Appliance Sweden AB

NetApp Finland Oy

NetApp Financial Solutions, Inc. (Delaware)

NetApp Luxembourg S.a.r.l.

Spinnaker Networks, Inc. (Delaware)

Spinnaker Networks, LLC (Delaware)

Alacritus, Inc. (Delaware)

Decru, Inc. (Delaware)

Decru BV (Netherlands)

NetApp Holdings Ltd. (Cyprus)

NetApp Holding & Manufacturing BV NAHM (Netherlands)

NetApp Norway AS

NetApp (Thailand) Limited

NetApp Saudi Arabia Ltd

Topio, Inc. (Delaware)

NetCache, Inc. (California)

Onaro, Inc. (Delaware)

Network Appliance (Hong Kong) Limited

Onaro Israel, Ltd.

NetApp Russia OOO

NetApp Nigeria Limited

NetApp Vietnam Company Limited

NetApp VTC, Inc. (Canada)

NetApp Asia Pacific Holdings, Ltd.

NetApp (China) Ltd.

Akorri Networks, Inc.